K&L | GATES
                                                                                                                                                    K&L Gates
                                                                                                                                                    1601 K Street NW
                                                                                                                                                    Washington, DC  2006-1600
                                                                                                                                                          T  202.778.9000              www.klgates.com

July 27, 2012

USAA Mutual Funds Trust 9800 Fredericksburg Road San Antonio, Texas 78288

Ladies and Gentlemen:

We have acted as counsel to USAA Mutual Funds Trust, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 78 to the Trust’s Registration Statement on Form N-1A (File Nos. 33-65572; 811-07852) (the “Post-Effective Amendment”), registering an indefinite number of shares of beneficial interest in each series of the Trust listed in Schedule A attached hereto (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment.  For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Trust’s master trust agreement, as amended, and bylaws and the action of the trustees of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we also have relied on a certificate of an officer of the Trust.  In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind.  We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust.  We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and (2) when issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable.

DC-9638168 v2

K&L | GATES

USAA Mutual Funds Trust
July 27, 2012
Page

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any opinions of this firm with respect to the Shares filed in connection with previous post-effective amendments to the Registration Statement.  We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm’s name under the heading “Counsel” in the statement of additional information that is being filed as part of the Post-Effective Amendment.  In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ K&L Gates LLP

Attachment:                      Schedule A

SCHEDULE A

USAA Mutual Funds Trust

California Bond Fund (California Bond Fund Shares and Adviser Shares)
California Money Market Fund
New York Bond Fund (New York Bond Fund Shares and Adviser Shares)
New York Money Market Fund
Tax Exempt Intermediate-Term Fund (Tax Exempt Intermediate-Term Fund Shares and Adviser Shares)
Tax Exempt Long-Term Fund (Tax Exempt Long-Term Fund Shares and Adviser Shares)
Tax Exempt Money Market Fund
Tax Exempt Short-Term Fund (Tax Exempt Short-Term Fund Shares and Adviser Shares)
Virginia Bond Fund (Virginia Bond Fund Shares and Adviser Shares)
Virginia Money Market Fund